 Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 25, 2013

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119887, 333-119590, 333-61916, 333-61672, 333-17011, 333-16635, 033-60607, and 333-185556) of Community Bank System, Inc. of our report dated June 25, 2013, appearing in the Annual Report on Form 11-K of the Community Bank System, Inc. 401(k) Employee Stock Ownership Plan for the years ended December 31, 2012 and 2011.

/s/ Dannible & McKee, LLP

Dannible & McKee, LLP
Syracuse, New York